PRESS RELEASE

                                                Dataram Contact:

                                                Mark Maddocks
                                                Vice President-Finance, CFO
                                                609-799-0071
                                                info@dataram.com



         DATARAM REPORTS FISCAL 2009 THIRD QUARTER FINANCIAL RESULTS

PRINCETON, N.J. February 26, 2009 - Dataram Corporation (NASDAQ: DRAM) today reported its financial results for its fiscal third quarter and nine months ended January 31, 2009. Revenues for the third quarter were $5,635,000, which compares to $6,676,000 for the comparable prior year period. Revenues for the first nine months of the current fiscal year were $20.3 million, which compares to $23.8 million for the comparable prior year period.

John H. Freeman, Dataram's president and CEO commented, "Our operating results in the third quarter were severely impacted by current economic conditions. Many of our customers have curtailed or temporarily suspended their capital spending while they adapt their business plans to the current environment. While challenging, this environment also presents us with opportunities, which we are aggressively pursuing. Our memory products offer clients significant savings which support budget tightening initiatives and also extend the life of their current systems. We are also seeing increased interest from government clients where we have recently invested as one of our strategic initiatives. Nevertheless, we cannot predict how long current conditions will continue and we are reviewing our business model to make improvements to meet today's business challenges."

Mr. Freeman continued, "The development of our new storage product line continues to progress. In our fiscal third quarter and nine months, we incurred approximately $574,000 and $1,041,000 respectively of total expense in that area. One of our products is now in beta test at clients and offers high performance storage improvements as well as cost savings. We are continuing to make investments in this product line and anticipate a formal product launch late this year."

The Company incurred a net loss for the third quarter and first nine months of the current fiscal year of $1,024,000, or $0.12 per diluted share and $2,022,000, or $0.23 per diluted share, respectively. This compares to net earnings of $233,000, or $0.03 per diluted share and $1,208,000, or $0.14 per diluted share for the comparable prior year periods. In addition to the expenses discussed above, the net loss for the nine months ended January 31, 2009 includes a charge to selling, general and administrative expense in the fiscal first quarter of approximately $716,000 related to a retirement agreement entered into with the Company's former chief executive officer. Management expects no further costs will be incurred for this matter.
..
Mr. Freeman concluded, "Our financial condition remains strong. Our current ratio is 14.4 and our tangible book value is $2.49 per share, of which cash and equivalents total $1.71 per share. I look forward to reporting on our progress next quarter."

ABOUT DATARAM CORPORATION

Dataram is a worldwide leader in the design and manufacture of high capacity, reliable and innovative memory solutions. With over 40 years of experience, Dataram provides customized memory solutions for OEMs and compatible memory for leading brands including HP, Dell, IBM, Sun
Microsystems and Intel. For more information about Dataram, visit www.dataram.com


The information provided in this press release may include forward-looking statements relating to future events, such as the development of new products, pricing and availability of raw materials or the future financial performance of the Company. Actual results may differ from such projections and are subject to certain risks including, without limitation, risks arising from: changes in the price of memory chips, changes in the demand for memory systems, increased competition in the memory systems industry, order cancellations, delays in developing and commercializing new products and other factors described in the Company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission, which can be reviewed at http://www.sec.gov.



                           Financial Tables Follow


                      DATARAM CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)
                                    (Unaudited)

                               Third Quarter Ended          Nine Months Ended
                                   January 31,                 January 31,
                               ___________________          _________________
                                  2009        2008            2009       2008

Revenues                       $  5,635    $  6,676        $ 20,258  $ 23,848

Costs and expenses:
  Costs of sales                  3,896       4,032          13,492    14,925
  Engineering and development       298         313             932       900
  Research and development          574           0           1,041         0
  Selling, general
    and administrative            2,501       2,051           7,928     6,485
  Stock-based compensation
    expense*                        138          66             394       231
                               ________    ________        ________  ________
                                  7,407       6,462          23,787    22,541
                               ________    ________        ________  ________

Earnings (loss)
  from operations                (1,772)        214          (3,529)    1,307

Other income                         91         233             217       681
                               ________    ________        ________  ________

Earnings (loss)
  before income taxes            (1,681)        447          (3,312)    1,988

Income tax provision (benefit)     (657)        214          (1,290)      780

Net earnings (loss)            $ (1,024)   $    233        $ (2,022)  $ 1,208
                               ========    ========        ========   =======

Net earnings (loss) per share:
  Basic                        $  (0.12)   $   0.03        $  (0.23)  $  0.14
                               ========    ========        ========   =======
  Diluted                      $  (0.12)   $   0.03        $  (0.23)  $  0.14
                               ========    ========        ========   =======

Weighted average number of
shares outstanding:
  Basic                           8,869       8,869           8,869     8,811
                               ========    ========        ========  ========
  Diluted                         8,869       8,875           8,869     8,851
                               ========    ========        ========  ========

*Stock-based compensation expense is recorded as a component of selling, general and administrative expenses in the Company's financial statements filed with the Securities and Exchange Commission on Form 10-Q.



                      DATARAM CORPORATION AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (In thousands)
                                   (Unaudited)



                                January 31, 2009         April 30, 2008

ASSETS
Current assets
  Cash and cash equivalents     $         15,136         $       17,642
  Accounts receivable, net                 2,571                  4,047
  Inventories                              1,634                  1,977
  Deferred income taxes                      269                  1,101
  Other current assets                       413                     98
                                ________________         ______________
    Total current assets                  20,023                 24,865

Deferred income taxes                      2,423                    480

Property and equipment, net                  928                    686

Other assets                                 127                     79
                                ________________         ______________

Total assets                    $         23,501         $       26,110
                                =======================================

LIABILITIES AND STOCKHOLDERS'
EQUITY
Current liabilities
  Accounts payable              $            649         $        1,789
  Accrued liabilities                        740                    702
                                _______________________________________
    Total current liabilities              1,389                  2,491

Stockholders' equity                      22,112                 23,619
                                _______________________________________

Total liabilities and
stockholders' equity            $         23,501         $       26,110
                                =======================================